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                                                                   EXHIBIT 10.10

                          Limited Partnership Agreement

                                       of

                             U.S. Lithotripsy, L.P.



         THIS LIMITED PARTNERSHIP AGREEMENT is entered into and shall be effective as of the 1st day of April, 1997, by and among Litho Management, Inc., a Texas Corporation, Healthtronics, Inc., a Georgia Corporation ("General Partners"); and the Persons listed as Limited Partners in Exhibit A ("Limited Partners").

         WITNESSETH:

         WHEREAS, the parties hereto agree to form a limited partnership for the purpose hereinafter stated; and

         WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their agreement and intend to be legally bound by this Agreement.

         NOW, THEREFORE, for and in consideration of the above premises, and of the following terms, conditions and mutual covenants of the Partners as hereinafter stated, IT IS HEREBY AGREED:

                                   SECTION 1

                                THE PARTNERSHIP

     1.01 FORMATION. The Partners agree to form the Partnership as a limited partnership pursuant to the Texas Revised Limited Partnership Act, except as otherwise provided herein.

     1.02 Name. The name of the Partnership shall be U.S. Lithotripsy, L.P. All business of the Partnership shall be conducted in the name of the Partnership. The General Partners may change the name of the Partnership upon ten (10) days Notice to the Limited Partners.


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     1.03         TERM. The term of the Partnership shall commence upon the date of the filing of the original Certificate and shall continue for a period of forty (40) years from December 31st of the year of the date of such filing, and thereafter as may be extended by written unanimous agreement of the Partners, unless sooner terminated in accordance with the provisions of this Agreement.

     1.04 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be 800 West Arbrook, Suite 320, Arlington, Texas 76015. The business office and the accounting records shall be maintained at the principal place of business or such other place or places as the General Partners may, from time to time, designate by Notice to all Limited Partners. The business of the Partnership, or any part thereof, may be conducted at any other place or places as the General Partners may hereafter determine. The General Partners may change the principal place of business of the Partnership to any other place, within or without the State, upon Notice to the Limited Partners.

     1.05 REGISTERED AGENT AND REGISTERED OFFICE. The registered agent for purpose of service of process on the Partnership shall be Steven K. House and the registered office of the Partnership in the State of Texas is located at 800 West Arbrook, Suite 320, Arlington, Texas, 76015. The registered agent shall timely send Notice and copies of any and all service of process on the Partnership to each General Partner. The General Partners may change the Registered Agent and Registered Office to any other place within the State upon
(1) giving Notice to the Limited Partners, (2) filing with the State a Certificate setting forth such change and (3) paying the filing fee thereon.

     1.06 PURPOSE. The purpose of the Partnership is, without limitation:

         a. To set up limited partnerships or such other business entities as may be appropriate under the circumstances with physicians, physician groups, or other healthcare providers using the LithoTron(TM) Lithotripters, or any parts thereof, or other similar equipment, consistent with the provisions of those certain documents entitled Distributor Agreement, dated March 7, 1997, and Entity Interest Agreement, dated March 7, 1997, and to perform all functions necessary to carry out and comply with the applicable provisions and requirements of those documents.


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         b.       The Partnership shall transact any and all other business
permitted by the laws of the State incidental or related to the purpose of the Partnership, to be determined in the sole and absolute discretion of the General Partners.

     1.07 CERTIFICATES. The General Partners shall, from time to time, execute, or cause to be executed, Certificates or other documents or cause to be done all such filings, recordings, publishings, or other acts as may be necessary or appropriate (1) to comply with the requirements for the formation and operation of a limited partnership under the laws of the State, and under the laws of any other jurisdictions in which the Partnership may conduct business and (2) to establish and protect the limited liability of the Limited Partners under the laws of the State, and under the laws of any other jurisdictions in which the Partnership may conduct business. Prior to the time that the Certificate is filed, no Person shall represent to third parties the existence of the Partnership or hold himself out as a Partner.

         a. EXECUTION OF CERTIFICATES. Each Certificate is required to be filed with the State and shall be executed in the following manner:

                  1. The original Certificate shall be signed by all General Partners;

                  2. A Certificate of amendment shall be signed by at least one General Partner and by each other General Partner designated in the Certificate as a new General Partner; and

                  3. A Certificate of cancellation shall be signed by all General Partners.

         b. AMENDMENT TO CERTIFICATE. A Certificate may be amended at any time for any other purpose that the General Partners determine to be proper. Within thirty (30) days after the happening of any of the following events, an amendment to the Certificate reflecting the occurrence of such event or events shall be filed:

                  1.       The admission of a new General Partner;

                  2.       The withdrawal of a General Partner;


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                  3. The continuation of the business pursuant to a
nonjudicial dissolution after the withdrawal of a General Partner; and

                  4. When the General Partners become aware that any statement in a Certificate was false when made or that any other facts have changed which make the Certificate inaccurate in any respect.

         c. CANCELLATION OF CERTIFICATE. A Certificate shall be canceled upon the dissolution and the commencement of winding up the Partnership or at any time there are no Limited Partners. The cancellation of the Certificate shall not affect the limited liability of the Limited Partners nor the rights and responsibilities of the Partners as set forth in the Certificate or in this Agreement during the period of winding up and prior to termination of the Partnership. A Certificate of cancellation shall be filed with the State.

     1.08 BUSINESS IN OTHER JURISDICTIONS. Prior to conducting any business in any jurisdiction, the General Partners shall cause the Partnership either to comply with all the requirements for the qualification of the Partnership (1) to conduct business as a foreign limited partnership in such jurisdiction, (2) to conduct business in such jurisdiction through other partnerships or entities, (3) to constitute the Partnership as a limited partnership under the laws of such jurisdiction, or (4) by such other means as the General Partners, upon the advice of counsel to the Partnership, deem appropriate to preserve the limited liability of the Limited Partners; provided, however, that the Partnership shall not conduct business in a manner that, in the opinion of counsel to the Partnership, would cause the Partnership to be classified for federal income tax purposes as an association taxable as a corporation and not as a partnership.

     1.09 TITLE TO PROPERTY. All Property owned by the Partnership shall be owned by the Partnership as an entity and the Partnership shall hold legal title to all of its Property in the name of the Partnership and not in the name of any Partner. No Partner shall have any ownership interest in any Property in such Partner's individual name or right, and each Partner's Interest shall be personal property for all purposes.

    1.10 INDIVIDUAL OBLIGATIONS. The credit and assets of the Partnership shall be used solely for the benefit of the Partnership. No asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of any Partner.


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                                    SECTION 2

                        PARTNERS AND PARTNERSHIP CAPITAL

         2.01 PARTNERS. The name, address and Capital Contribution of each Partner is set forth on the books and records of the Partnership. Each General Partner and each Limited Partner shall be separately identified.

         2.02 INITIAL PARTNERSHIP CAPITAL. The Initial Capital Contribution of each Partner is separately set forth on Exhibit A and on the books and records of the Partnership. The Partners shall pay their respective Initial Capital Contributions simultaneously with the execution of this Agreement and such payment shall be credited to their respective Capital Accounts on the books of the Partnership. No Partner shall be required to make any Capital Contribution in excess of such Partner's Initial Capital Contribution as set forth in Exhibit A.

         2.03 USE OF PARTNERSHIP CAPITAL. The Partnership Capital shall be available solely for the use of the business of the Partnership; provided, however, the General Partners may temporarily invest any or a part of the Partnership Capital and interest thereon shall inure to the benefit of the Partnership.

         2.04 CAPITAL REQUIREMENTS. The General Partners shall determine from time to time what additional capital, if any, is required in order to accomplish the purposes of the Partnership. The General Partners shall have the authority to borrow funds in the name of the Partnership to complete Partnership objectives and in connection thereto retain, pledge or use so much of the revenues or assets of the Partnership as the General Partners deem necessary to satisfy the present and future capital needs of the Partnership.

         2.05 INTEREST. No Partner shall receive interest on such Partner's Capital Contributions or Capital Account.

         2.06 WITHDRAWAL OF CAPITAL CONTRIBUTIONS. Except as otherwise provide in this Agreement, no Partner shall be entitled to withdraw any part of such Partner's Capital Contribution nor to demand or receive Property other than cash in return for such Partner's Capital Contribution. No Partner shall withdraw as a Partner from the Partnership without the written consent of all Partners.




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         2.07     RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Partner shall have any priority over any other Partner as to the return of any part of such Partner's Capital Contribution. There is no agreement for, nor time set for, the return of any Capital Contribution of any Partner, other than upon dissolution and liquidation of the Partnership as provided herein. To the extent funds are available, the General Partners shall return the Capital Contributions of the Partners out of Operating Cash Flow or out of proceeds of sale or refinancing of Property, after reserving sufficient funds for payment of debts, working capital contingencies and replacements. To the extent of available funds, the General Partners shall return the Capital Contributions of the Partners at dissolution and termination as provided herein. Each Partner shall look solely to the Property (assets of the Partnership) for the return of such Partner's Capital Contribution. No Partner shall have any personal liability for the repayment of any Capital Contributions of any Partner.

         2.08 NONRECOGNITION ON CAPITAL CONTRIBUTION. It is the intent of all Partners that this Partnership shall comply in all respects with Code Sections 721 and 722. No Partner, by virtue of this Agreement, shall acquire any interest in the Capital Contribution of any other Partner. The amount of the Capital Contributions shall only be material in computing the amount due the respective Partners in the event that the Partnership is terminated and liquidated as provided herein.

         2.09 LOANS. Loans by any Partner to the Partnership shall not be considered as Capital Contributions.

         2.10 DEFAULT ON CAPITAL CONTRIBUTIONS. If a Partner fails to make any Capital Contribution when due, such Partner shall be in default and the Partnership may exercise all legal rights including, without limitation, the commencement of an action to collect from such defaulting Partner by legal process the entire amount of such Partner's unpaid Capital Contributions, including those not currently in default, together with all court costs and reasonable attorney fees.

         2.11 COMPROMISE. Under certain circumstances, a Partner may be required by State law to return to the Partnership, for the benefit of Partnership creditors, any portion of such Partner's Capital Contribution previously returned or distributed to such Partner, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership prior to such distribution. It is the intent of the Partnership that no distribution to any Partner shall be deemed a return or withdrawal of such Partner's







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Capital Contribution to the Partnership, even if such distribution is accompanied in full or in part by a distributive share of Partnership income, and that no Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership; provided, however, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Partner is obligated to make any such payment, such obligation shall be the obligation of such Partner and not of the General Partners.

                                    SECTION 3

                                   ALLOCATIONS

         3.01 NET PROFITS SHARING PERCENTAGES. After giving effect to the special allocations set forth in Section 3.04, the Partners shall share in Net Profits in accordance with the Net Profits Sharing Percentages set forth in Exhibit A.

         3.02 NET LOSSES SHARING PERCENTAGES. After giving effect to the special allocations set forth in Section 3.04, the Partners shall share in Net Losses in accordance with the Net Losses Sharing Percentages set forth in Exhibit A. The Net Losses allocated pursuant to the Net Losses Sharing Percentages shall not exceed the maximum amount of Net Losses that can be allocated without causing any Limited Partner to have an improper deficit Capital Account at the end of any tax year as set forth in Regulation Section 1.704-1(b)(2)(ii)(d)-the alternate test for economic effect. In the event any, but not all, of the Limited Partners have deficit Capital Accounts as a result of an allocation of Net Losses pursuant to the Net Losses Sharing Percentages, then and in that event a limitation shall be applied on a Limited Partner by Limited Partner basis in order to allocate the maximum Net Loss permissible to each Limited Partner in accordance with Regulation Section 1.704-1(b)(2)(ii)(d); provided however, all Net Losses in excess of such limitations shall be allocated to the General Partners.

         3.03 ANNUAL DETERMINATION. Except as otherwise provided herein, Net Profits and Net Losses shall be determined at the close of each tax year of the Partnership and thereafter shall be credited or charged to the respective Capital Accounts of the respective Partners in the respective Net Profits Sharing Percentages and Net Losses Sharing Percentages then in effect. After giving effect to the special allocations set forth in Section 3.04, the allocation of all income, gain, loss, deductions, credit and tax preference items shall





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be determined by the Net Profits Sharing Percentages or Net Losses Sharing
Percentages, as the case may be.


         3.04 SPECIAL ALLOCATIONS. Special allocations shall be made in the following order:

                  a. MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulation Section 1.704-2(f), if there is a net decrease in Partnership minimum gain during any tax year, each Partner shall be specially allocated items of Partnership income and gain for such tax year, and, if necessary, subsequent tax years, in an amount equal to such Partner's share of the net decrease in Partnership minimum gain, determined in accordance with Regulations
Section 1.704-2(g). This provision is intended to comply with the minimum gain chargeback requirement in Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  b. CHARGEBACK OF PARTNER NONRECOURSE DEBT MINIMUM GAIN. Except as otherwise provided in Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner nonrecourse debt minimum gain attributable to nonrecourse debt during any tax year, each Partner who has a share of the nonrecourse debt minimum gain attributable to such nonrecourse debt, as determined in accordance with Regulation Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such tax year, and, if necessary, subsequent tax years, in an amount equal to such Partner's share of the net decrease in nonrecourse debt minimum gain attributable to such nonrecourse debt, as determined in accordance with Regulation Section 1.704-2(i)(4). The items to be allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This provision is intended to comply with the minimum gain chargeback requirement in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  c. QUALIFIED INCOME OFFSET. In the event any Limited Partner receives any adjustments, allocations, or distributions described in Regulation Section 1.704-l(b)(2)(ii)(d)(4), Regulation Section 1.704-l(b)(2)(ii)(d)(5), or Regulation Section 1.704-l(b)(2)(ii)(d)(6), then and in that event items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount sufficient to eliminate, to the extent required by the Regulations, the Capital Account deficit of such Limited Partner as quickly as possible. Such allocation shall be made only if and to the extent that such Limited






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Partner would have a Capital Account deficit after all other allocations provided for this Section have been made.

                  d. GROSS INCOME ALLOCATION. In the event any Partner has a deficit Capital Account at the end of any tax year which is in excess of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Partner is deemed to be obligated to restore pursuant to Regulations Sections 1.074-2(g)(1) and 1.704-2(i)(5), then and in that event each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible. Such an allocation shall be made only if and to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in the Section have been made.

                  e. NONRECOURSE DEDUCTIONS. Nonrecourse deductions shall be allocated in accordance with the Net Profits Sharing Percentages set forth in Exhibit A; provided, however, any nonrecourse deductions shall be specially allocated to the General Partner or Partner who bears the economic risk of loss with respect to the nonrecourse debt to which such nonrecourse deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

                  f. SECTION 704(C) ADJUSTMENTS. With respect to any Property that may be contributed to the Partnership by a Partner, the gain or loss with respect to such Property shall be shared among the Partners to take account of any variation between the income tax basis of such Property to the Partnership and the Agreed Value of such Property at the time of contribution. If the income tax basis of such contributed Property differs from the Agreed Value of such Property, there may be, from time to time, differences between the financial profits of the Partnership and the reportable Net Profits for federal income tax purposes. In any tax year when: (1) the reportable Net Profits are greater than the financial profits, and (2) such difference is due to the sale of Property contributed by a Partner, or a part thereof, and is due to the difference between the Agreed Value of such Property and the Partnership's federal income tax basis in the Property, then and in that event such contributing Partner shall be allocated with such difference in profits in addition to any other distributable portion of the Partnership income which such Partner may be required to then take into account. The Partnership shall attribute to such contributing Partner such Partner's adjusted tax basis which such Partner had, and which the Partnership now has, in such contributed Property in accordance with Code Section 704(c). Notwithstanding the preceding provisions in this Section, such contributing Partner shall be allocated and shall report for federal income tax




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purposes all profit realized on the sale of such Property contributed by such
Partner due to the difference between such Partner's adjusted federal income tax basis in such contributed Property and the Agreed Value of such contributed Property. Any profit realized from the sale of such contributed Property in excess of the Agreed Value shall be allocated to each Partner in accordance with their respective Net Profits Sharing Percentages.

                  g. CURATIVE ALLOCATIONS. The allocations set forth hereinabove are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that the General Partners shall make offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner the General Partners determine appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the regulatory allocations were not part of the Agreement and all Partnership items were allocated pursuant to the Net Profits Sharing Percentages and the Net Losses Sharing Percentages set forth in Exhibit A.

         3.05 GAIN OR LOSS UPON SALE OF ASSETS. Except as otherwise provided herein, in the event of the sale or taxable disposition of any Property which results in a gain or loss, such gain or loss shall be credited to the Capital Account of each Partner in accordance with the Partner's respective Net Profits Sharing Percentage or Net Losses Sharing Percentage, as the case may be.

                                    SECTION 4

                                  DISTRIBUTIONS

         4.01 DISTRIBUTIONS TO PARTNERS. Operating Cash Flow may be distributed to the Partners, at any time and from time to time, as determined by vote of the majority in interest of the General Partners. The Operating Cash Flow and all other funds received from refinancing, sales, exchanges, etc., that the General Partners determine shall be distributed to the Partners, shall be distributed pro rata in accordance with the Partners' Net Profits Sharing Percentages in effect at such time.

         4.02 DISTRIBUTIONS FROM CAPITAL ACCOUNTS. Except as otherwise provided in this Agreement, there shall be no distribution from the Partners' Capital Accounts unless the General Partners determine that excess funds are available. Such distributions shall be





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pro rata in accordance with the Partners' Net Profits Sharing Percentages in effect at such time.

         4.03 LIMITATIONS ON DISTRIBUTIONS. A Partner shall not receive a distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their Interests, exceed the fair value of the Property.

         4.04 DISTRIBUTION IN KIND. A Partner, regardless of the nature of such Partner's Capital Contribution, shall have no right to demand and receive any distribution from the Partnership in any form other than cash. No Partner shall be compelled to accept a distribution of any asset in kind from the Partnership to the extent that the percentage of the asset distributed to such Partner exceeds a percentage of that asset which is equal to such Partner's Net Profits Sharing Percentage.

         4.05 AMOUNTS WITHHELD. Any and all amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Partners shall be treated as amounts distributed to the Partners for all purposes under this Agreement. The General Partners are authorized to withhold from distributions to the Partners and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state, or local law and shall allocate any such amounts to the Partners with respect to which such amount was withheld.

                                    SECTION 5

                                GENERAL PARTNERS

         5.01     DUTIES AND OBLIGATIONS.

                  a. The General Partners shall have a fiduciary duty and responsibility for the safekeeping and use of all Property, whether or not in the General Partners' immediate possession or control, and the General Partners shall not employ, or permit another to employ, such Property in any manner except for the exclusive benefit of the Partnership.






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                  b.       The General Partners shall cause the Partnership to
conduct its business and operations separate and apart from that of any General Partner, or any of its Affiliates, including, without limitation: (1) to segregate Property and not allow Property to be commingled with the funds or other assets of any General Partner, or any of its Affiliates; (2) to maintain books and financial records of the Partnership separate from the books and financial records of any General Partner, or any of its Affiliates, and observe all Partnership procedures and formalities; (3) to cause the Partnership to pay its liabilities from Property; and (4) to cause the Partnership to conduct its dealings in the name of the Partnership, as a separate and independent entity.

                  c. The General Partners shall take all actions which may be necessary or appropriate: (1) to continue the Partnership's valid existence as a limited partnership under the laws of the State and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged; and (2) to accomplish the Partnership's purposes in accordance with the provisions of this Agreement and applicable laws.

                  d. The General Partners shall have a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners.

                  e. The General Partners shall cause the Partnership to carry such insurance as is customary in the business and places in which the Partnership is engaged.

         5.02 AUTHORITY OF GENERAL PARTNERS. Unless specifically provided otherwise in this Agreement, the General Partners shall be solely responsible for the management of, and shall have the exclusive control over, the business operations of the Partnership. There being more than one General Partner, unless specifically stated otherwise, all decisions of the General Partners made under the powers and authorities granted herein and otherwise effecting the Partnership shall be made upon a vote of a majority in interest of the General Partners. In addition to, and not in limitation of, the powers conferred by law, the General Partners shall have the following rights, powers and authority, acting for and on behalf of the Partnership, on such terms as the General Partners may determine, in their discretion, to be necessary, convenient or incidental to accomplish the purposes of the Partnership:






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                  a.       To obtain LithoTron(TM) Lithotripters, or similar
equipment, or any part thereof, including, but not limited to, the shock head, for limited partnerships comprised of medical doctors, doctor groups or other health care providers and of which the General Partner, or a related party, may serve as the General Partner.

                  b. To execute, change, amend, modify, or otherwise deal with any and all agreements, contracts, documents, deeds, leases, mortgages, deeds of trust, promissory notes, bills of sale, and instruments in connection with managing the affairs of the Partnership.

                  c. To loan money, and to borrow money and execute any evidences of indebtedness therefore on behalf of the Partnership.

                  d. To prepay, in whole or in part, refinance, recast, increase, modify, extend or exchange any mortgages or liabilities which may now or hereafter affect the Property, and in connection therewith to execute for and on behalf of the Partnership any extensions, renewals, or modifications of such encumbrances on any or all of the Property.

                  e. To own, hold, manage, maintain, finance, improve, construct and operate any Property, and retain Persons and enter into agreements on behalf of the Partnership with respect to the operation and management of the Partnership business including, without limitation, the ownership, management and operation of all or any portion of the Property, containing such terms, provisions and conditions, including fees and expenses to be paid therefor by the Partnership.

                  f. To make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law: (1) to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b) in connection with transfer of any Interests and Partnership distributions; (2) to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to the Partnership's federal, state, or local tax returns; and (3) to represent the Partnership and the Partners before taxing authorities or courts in tax matters affecting the Partnership and the Partners in their capacities as Partners, and to file any tax returns and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and Partners.





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                  g.       To take, or refrain from taking, all actions, not
expressly set forth or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Partnership.

                  h. To institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Partnership, or the Partners, in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith.

                  i. To distribute funds to the Partners by way of cash, income, return of capital, or otherwise, in accordance with the provisions of this Agreement.

                  j. To do or engage in any of the above with any General Partner in that General Partner's individual capacity or with an entity in which the General Partner, individually or otherwise, directly or indirectly, has an interest.

                  n. To engage in any kind of activity and perform and carry out contracts of any kind as may be lawfully carried on or performed by a partnership under the laws of each state in which the Partnership is then formed or qualified.

         5.03 RELIANCE ON GENERAL PARTNERS. It is expressly understood and agreed that every contract, agreement, deed, mortgage, lease, promissory note or other instrument or document executed by the General Partners, with respect to any Property, shall be conclusive evidence in favor of any and every Person dealing with the Partnership and relying thereon or claiming thereunder, without the duty of further inquiry, that (1) at the time or times of the execution or delivery thereof, the Partnership was in full force and effect, (2) such instrument or document was duly executed and authorized and is binding upon the Partnership and all of the Partners thereof, and (3) the General Partners were duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         5.04 MANAGING PARTNER. The Managing Partner, if applicable, shall solely have all the powers of the Majority in Interest of General Partners, except that the following actions shall require the unanimous consent of the General Partners, unless stated otherwise.





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If no Managing Partner is appointed, the following powers shall remain with the
General Partners:

                  a. To confess a judgment against the Partnership in an amount in excess of Five Thousand Dollars ($5,000).

                  b.       To admit a new General Partner.

                  c.       To terminate the Partnership.


                  d. To purchase any asset for the Partnership in excess of Fifty Thousand Dollars ($50,000).

                  e. To sell any Property with a fair market value in excess of Fifty Thousand Dollars ($50,000).


                  f. To incur any Partnership obligation in excess of Fifty Thousand Dollars ($50,000).

                  g. To release, assign or transfer a Partnership claim, security or asset with a value in excess of Fifty Thousand Dollars ($50,000).

                  h. To make an assignment for the benefit of creditors or filing a petition in bankruptcy or similar proceeding.

                  i. To enter into any contract or agreement with a liability in excess of Fifty Thousand Dollars ($50,000) or a term over two (2) years. This shall be done upon the vote of a majority in interest of the General Partners.

                  j. To issue a check or draft over twenty-five Thousand Dollars ($25,000). This shall be done upon the vote of a majority in interest of the General Partners.

                  k.       To enter into a related party transaction.

                  l.       To appoint a new Managing Partner.

         5.05 MEETINGS OF GENERAL PARTNERS. In the event the Partnership has more than one General Partner, any General Partner may at any time call a meeting by sending Notice of a General Partners Meeting. The Notice shall include the business purpose of the meeting. Any such meeting shall be held not less than ten (10) days or more than thirty (30) days following mailing of the Notice. The meeting shall be conducted by the Managing Partner pursuant to such rules for the conduct of the meeting as the Majority in Interest of General Partners deem appropriate. General Partners may vote in person or by proxy at such meeting. Any action which may be taken by the General Partners at a meeting may be taken without a meeting if a unanimous written consent of the General Partners, setting forth the action taken, is signed by all of the General Partners. Any such consent may be signed in counterpart, may be retroactive and may be by facsimile communication, if such facsimile is followed by a hard copy of the facsimile communication. The Managing Partner shall keep minutes and records of all meetings and unanimous written consent.

         5.06 TAX MATTERS PARTNER. In the event there is a sole General Partner, then the General Partner shall be the Tax Matters Partner in accordance with Code Section 6223 and, if applicable, any similar capacity under State or local law. In the event there shall be more than one General Partner, then and in that event, the Majority in Interest of General Partners shall appoint in writing one General Partner as the Tax Matters Partner. A Notice of appointment of Tax Matters Partner signed by the General Partners shall be sent to all Partners to effect such appointment. The Tax Matters Partner may be similarly removed by the Majority in Interest of General Partners. A new Tax Matters Partner may be similarly appointed by the Majority in Interest of General Partners.

         5.07 LITIGATION. The General Partners shall prosecute and defend such actions at law or in equity as the General Partners may deem necessary to enforce or protect the interests of the Partnership. The Partnership and the General Partners shall respond to any unappealed final decree, judgment or decision of any court, board or authority having jurisdiction over the Partnership or Property. The General Partners shall satisfy any such judgment decree or decision first out of any insurance proceeds available therefor, next out of assets of the Partnership, and finally out of the assets of the General Partners.

         5.08 SOLE AND ABSOLUTE DISCRETION. Unless specifically provided otherwise in this Agreement, all actions which the General Partners may take and all determinations that the General Partners may make pursuant to this Agreement may be taken and made at the absolute discretion of the General Partners.

         5.09 LIABILITY. The General Partners shall have unlimited liability for the recourse debts of the Partnership, and in the event that there should be more than one General Partner, then and in that event the General Partners shall each have joint liability for the debts of the Partnership. In the event that there should be more than one General Partner, then and in that event each General Partner hereby indemnifies the other General Partners for any loss, cost, expense, or liability in excess of such other General Partners' pro rata share, which shall be the fraction each General Partner's Net Losses Sharing Percentage divided by the aggregate Net Losses Sharing Percentages then allocable to all of the General Partners. Each General Partner hereby agrees to reimburse the other General Partners for any such excess loss immediately upon written demand and proof of same.

         5.10 LIMITATION OF LIABILITY. The General Partners shall not be personally liable to any Limited Partner:

                  a. For the return of Capital Contributions, the repayment of any loans or advances to the Partnership by any Limited Partner, or the payment of interest thereon.

                  b. For any act, omission, or decision that did not constitute a breach of any provision of this Agreement that was done, omitted, or made in good faith and without intent to defraud the Partnership, notwithstanding that the act, omission, or decision may have, directly or indirectly, caused loss or damage to the Limited Partners. The General Partners shall be held harmless against loss, damages or liability as General Partners only to the extent that the assets are not applied to the creditors of the Partnership, other than creditors who are also a Partner.

         5.11     INDEMNIFICATION OF GENERAL PARTNER(S).

                  a. The Partnership, the Partnership's receiver or the Partnership's trustee (in the case of the Partnership's receiver or trustee, to the extent of Property) shall indemnify, save harmless and pay all judgments and claims against the General Partners or any officers or directors of the General Partners relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the General Partners, officer or director in connection with the business of the Partnership, including attorneys' fees incurred by the General Partners, officer or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred.

                  b. In the event of any action by any Partner against any General Partner, including a Partnership derivative suit, the Partnership shall indemnify, save harmless and pay all expenses of such General Partner, including attorneys' fees, incurred in the defense of such action, if such General Partner is successful in such action.

                  c. No General Partner shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

         5.12 STATUS OF GENERAL PARTNERS. The General Partners shall not be required to devote full time or attention to the business of the Partnership. The General Partners, and any of their Affiliates, shall be required to devote so much time and attention to the business of the Partnership as the General Partners deem, in their discretion to be reasonably necessary for the Partnership purposes.

         5.13 TAX CONTROVERSIES. Should there be any controversy with the Internal Revenue Service or any other taxing authority involving the Partnership, or an individual Partner, or Partners, the outcome of which may adversely affect the Partnership, either directly or indirectly, the Partnership may incur expenses it deems necessary and advisable in the interest of the Partnership and its Partners to oppose such proposed deficiency, including, without being limited thereto, attorney's fees and accounting fees. The Partnership and the General Partners shall not be responsible for representing the Limited Partners in tax controversies, or for the payment of tax deficiencies or penalties resulting from tax controversies.

         5.14 INDEPENDENT ACTIVITIES. The General Partners, and any Affiliates, may engage in whatever activities the General Partners choose, of any nature and description, whether or not competitive with the business of the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner, provided that any such activities are consistent with the provisions of those certain documents entitled Distributor Agreement, dated March 7, 1997 and Entity Interest Agreement, dated March 7, 1997. This Agreement, or any activity undertaken pursuant hereto, shall not prevent the General Partners, or any Affiliates, from engaging in such activities, or require the General Partners to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the General Partners and the admission of each Limited Partner, each Partner hereby waives, relinquishes and renounces any such right or claim of participation.

                                    SECTION 6

                                LIMITED PARTNERS

         6.01 NO CONTROL OF BUSINESS. Unless specifically provided otherwise in this Agreement, no Limited Partner shall have any right or authority to take part in, or interfere in any manner with, the management or control of the business and affairs of the Partnership, including the use of any Property, nor shall any Limited Partner have any right or authority to act for or bind the Partnership in any manner whatsoever.

         6.02 NO PRIORITY. No Limited Partner shall have the right to demand or receive Property other than cash in connection with any distribution, whether upon liquidation of the Partnership or otherwise, and whether or not such distribution shall constitute a return of such Partner's Capital Contribution or Capital Account. No Limited Partner shall have priority over any other Partner as to the return of Capital Contributions or to allocations of Net Profits or Net Losses.

         6.03 INDEPENDENT ACTIVITIES. Any Limited Partner, and any Affiliate, may engage in whatever other profession or business activities, of any nature and description, that they choose; provided, however, that any such activities are consistent with the provisions of those certain documents entitled Distributor Agreement, dated March 7, 1997 and Entity Interest Agreement, dated March 7, 1997, and provided, further, however, in the event a Limited Partner is determined to be in breach, in the discretion of the General Partners, then and in that event the sole remedy of the Partnership, and all other Partners, is the purchase of Defaulting Limited Partner's Interest as provided in Section 10.14.

         6.04 ACTIONS BY LIMITED PARTNERS. Unless specifically provided otherwise in this Agreement, no Limited Partner shall have the right to: (1) amend this Agreement; (2) dissolve the Partnership; (3) remove a General Partner; (4) approve or disapprove the sale of all or a part of the Property; or
(5) elect any Person or Persons as additional General Partners of the Partnership.

         6.05 LOANS. Any Limited Partner may lend money to the Partnership, and receive or hold as collateral or security therefor any Property. As to such loans or advances, such Limited Partner shall have the same rights as any other general secured or unsecured creditor, as the case may be.

         6.06 LIABILITY OF LIMITED PARTNERS. The Capital Contributions made under the terms of this Agreement by the Limited Partners, as increased or decreased by conventional accounting methods, shall be liable for the debts of the Partnership, but the Limited Partners shall not otherwise be liable for any of said debts. No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Unless specifically provided otherwise in this Agreement, a Limited Partner shall be liable only to make such Limited Partner's Initial Capital Contributions and shall not be required to lend or contribute any additional funds to the Partnership, or after such Limited Partner's Capital Contribution has been made, to make any additional Capital Contributions to the Partnership.

         6.07 WITHDRAWAL. No Limited Partner shall have any right or authority to withdraw from the Partnership at any time, or for any reason, unless specifically provided otherwise in this Agreement.

         6.08 TRUSTS; TRUSTEES. If any trust should become a Limited Partner and should expire by the terms of the trust agreement, the Interest of the trust estate shall automatically vest in the distributes beneficiary as a Limited Partner and not as an assignee. The Partnership shall continue without interruption and a revised Exhibit A shall be prepared, executed and attached hereto. In the event of the death, incapacity, refusal to act or resignation of any trustee, the successor trustee designated in the trust agreement or appointed by a court of competent jurisdiction shall immediately succeed to the trust estate, which shall continue, uninterrupted, as a Limited Partner.

         6.09 POWER OF ATTORNEY. Each Limited Partner, by executing this Agreement, does hereby irrevocably constitute and appoint each General Partner, and each successor General Partner, with full power of substitution, his true and lawful attorney-in-fact and agent with full power and authority in such Limited Partner's name, place and stead and for such Limited Partner's use and benefit, to execute for such Limited Partner one or more counterparts of this Agreement and any amendments hereto and to execute, certify, acknowledge, swear to, deliver, file and record in the appropriate public offices: (1) all

Certificates and other instruments which the General Partners deem appropriate to qualify or continue the Partnership as a limited partnership in the jurisdiction in which the Partnership may conduct business; (2) all instruments which the General Partners deem appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; (3) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Partnership or is deemed appropriate by the General Partners to carry out the provisions of this Agreement in accordance with its terms; and (4) all conveyances and other instruments which the General Partners deem appropriate to reflect the dissolution and termination of the Partnership. The power of attorney granted herein is a special power of attorney coupled with an interest, is irrevocable and shall survive the death, Incapacity, Bankruptcy, Insolvency, dissolution or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of such Limited Partner's Interests.

                                    SECTION 7

                         REPRESENTATIONS AND WARRANTIES

         7.01 PARTNERS' REPRESENTATIONS AND WARRANTIES. Each Partner hereby represents and warrants the following as of the date of this Agreement, and agrees that the following representations and warranties shall survive the execution of this Agreement:

                  a. SUBCHAPTER K ELECTION. That no election shall be made by such Partner for the Partnership to be excluded from the application of the provisions of Subchapter K of the Code.

                  b. AUTHORIZATION. That each Partner has the requisite power and authority for such Partner's execution of this Agreement and that such execution constitutes a valid and binding obligation of such Partner. If any Partner is a corporation or a partnership, that such Partner is duly organized or duly formed, validly existing, in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on such Partner's financial condition or such Partner's ability to perform such Partner's obligations hereunder. Such

Partner has the individual, corporate or partnership power and authority to execute and deliver this Agreement and to perform such Partner's obligations hereunder and, if such Partner is a corporation or partnership, the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or partnership action.

                  c. CONFLICTS. That the execution, delivery and performance of this Agreement will not violate, conflict with or result in a breach of or constitute a default under any agreement, instrument or court order which such Partner, or any Affiliate, may be bound and that no consent of any third party not a Partner to the Agreement is required to fully effect this Agreement.

                  d. LITIGATION. That, except as fully disclosed in writing to all Partners, such Partner is not a party to or threatened with any action, suit, investigation, litigation, proceeding or controversy before any court or administrative agency, nor in default with respect to any judgment, order, writ, injunction, decree, rule or regulation before any court or administrative agency which might result in any adverse effect on representations, statements and conditions set forth in this Agreement or the ability of such Partner to perform such Partner's obligations herein.

                  e. ACCURACY OF INFORMATION. That, to the best of such Partner's knowledge, this Agreement does not contain any false statements and that this Agreement does not omit any material facts.

                  f. LEGAL RESPONSIBILITIES. That such Partner shall comply, abide by and fully adhere with all applicable federal, state, local and municipal laws, regulations and ordinances applicable to any responsibilities of such Partner hereunder.

                  g. INVESTIGATION. That such Partner is acquiring its Interest based upon such Partner's own investigation, and the exercise by such Partner of its rights and the performance of its obligations under this Agreement will be based upon such Partner's own investigation, analysis and expertise. Such Partner's acquisition of its Interest is being made for such Partners own account for investment, and not with a view to the sale or distribution thereof.

                  h. GOVERNMENTAL AUTHORIZATIONS. That any registration, filing with, or consent, approval, license, permit or other authorization or order by any governmental or regulatory authority that is required in connection with the valid execution, delivery, acceptance and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been completed, made or obtained on or before the effective date of this Agreement.

                  i. BUSINESS RISK. That each Partner is informed and knowledgeable of the risk involved in this venture, which may be considered higher than the normal business or investment risk.

                  j. INCOME TAX. That each Partner is informed and knowledgeable of the possible adverse income tax consequences in that the Partnership's operating income will be used to pay operating expenses, therefore, the Limited Partners may recognize taxable income in excess of any distributions. The Limited Partners initial tax basis will be limited to their capital contributions, whereas any tax losses that exceed any Limited Partner's adjusted tax basis can not be deducted by such Limited Partner and will be allocated to the General Partners.

         7.02 LIMITED PARTNERS' REPRESENTATIONS AND WARRANTIES. Each Limited Partner hereby represents and warrants the following as of the date of this Agreement, and agrees that the following representations and warranties shall survive the execution of this Agreement:

                  a. EXECUTION. That, on behalf of such Limited Partner, such Limited Partner's successors, assigns, heirs and personal representatives shall execute and deliver with acknowledgment or affidavit, if required, all documents determined by the General Partners to be necessary or appropriate to effect the statutory organization of the Partnership.

                  b. EXPERTISE. That each Limited Partner is a sophisticated investor possessing an expertise in analyzing Be benefits and risks associated with acquiring investments that are similar to the acquisition of such Limited Partner's Interest.

                  c. INDEMNIFICATION BY LIMITED PARTNERS. That each Limited Partner understands the meaning and legal consequences of the warranties and representations contained in this Section, and hereby agrees to indemnify and hold harmless the Partnership, each Limited Partner, the General Partners and their agents and employees, from and against any and all loss, damage, liability or expense due to or arising out of a breach of any such warranty or representation by such Limited Partner.

         7.03 INDEMNIFICATION BY GENERAL PARTNERS. The General Partners hereby agree to indemnify, hold harmless and defend the Partnership against any and all loss, damage, liability or expense arising directly from or as a result of the General Partners' gross negligence; gross misconduct; breach of fiduciary duty; breach of a term, representation, condition or covenant of this Agreement; or a breach of any warranty or representation contained in this Section.

                                   SECTION 8

                           BOOKS, RECORDS AND REPORTS

         8.01 BOOKS AND RECORDS. The Partnership shall maintain at the Partnership's principal place of business separate books of accounts for the Partnership which shall show a true and accurate record of all costs and expenses incurred, all changes made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of the Partnership's business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Any Partner, or such Partner's Representative, shall have the right, at any reasonable time during ordinary business hours, to have access to inspect and copy, at the expense of such Partner, such books or records. In addition to the above, the following books and records shall also be maintained:

                  a. A current list in alphabetical order of the full name and last known business address of each Partner. Each General Partner and each Limited Partner shall be separately identified.

                  b. The then effective Limited Partnership Agreement and all amendments thereto, together with any executed powers of attorney pursuant to which any such document has been executed.

                  c. The Certificate and all amendments, together with any executed powers of attorney pursuant to which any Certificate has been executed.

                  d. Copies of all the Partnership's federal and state income tax returns.

                  e. Copies of all financial statements of the Partnership for the six (6) most recent years.

                  f. The amount of cash and a description and statement of the Agreed Value of all and any property or services contributed by each Partner and which each Partner has agreed to contribute.

                  g. The times at which, or events on the happening of which, any additional Capital Contributions agreed to be made are to be made by each Partner.

         8.02 REPORTS AND INFORMATION. All Partners shall have the right to obtain from the General Partners from time to time, upon reasonable demand, true and full information regarding the state of the business and financial condition of the Partnership and any other information as is just and reasonable.

         8.03 TAX RETURNS. The General Partners shall, at the expense of the Partnership, annually cause the Accountant to prepare and timely file within ninety (90) days after each tax year of the Partnership (1) with the Internal Revenue Service, the Partnership's U.S. Partnership Return of Income (Form
1065); and (2) with the State, the State partnership return. The General Partners shall distribute to all the Partners, within ninety (90) days after each tax year of the Partnership, duplicate copies of the Partnership's complete tax returns (federal, state and local, if any) as dated, executed and filed with the taxing authorities, and all information relating to the Partnership that is necessary for the preparation of the Partners' income tax returns.

         8.04 FILINGS WITH REGULATORY AGENCIES. The General Partners, at the expense of the Partnership, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports required to be filed with such entities under then current applicable laws, rules and regulations. Any Partner shall be provided with a copy of any such report upon request.

                                    SECTION 9

                            ADMINISTRATIVE PROVISIONS

         9.01 EXPENSES INCURRED BY GENERAL PARTNERS. The General Partners shall be entitled to receive reimbursement for any and all expenses and costs incurred by the General Partners on behalf of the Partnership.

         9.02 COMPENSATION OF PARTNERS. Unless determined otherwise by the vote of a majority in interest of the Partners, no Partner shall receive any compensation, salary, fee, draw or guaranteed payment under Code Section 7.07(c) for services rendered to or on behalf of the Partnership or otherwise in his capacity as a Partner, unless specifically provided otherwise in this Agreement or subsequently agreed to in writing by all the Partners.

         9.03 BANKING. The General Partners, and such other persons as the General Partners shall determine, shall deposit all funds of the Partnership in such banks, trust companies or other depositories as the General Partners may select. For the purpose of deposit and collection for the account of the Partnership, the General Partners, and any other person whom the General Partners have authorized, may endorse, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Partnership. The General Partners, and other persons as the General Partners shall determine, shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Partnership. The General Partners may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the General Partners may select. The General Partners may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of this Agreement, as the General Partners may deem expedient.

         9.04 INQUIRIES. Any Partner shall have the right to submit to the General Partners a question in writing concerning any item or matter, shown on any report or statement or otherwise, and the General Partners shall prepare and deliver to such Partner a written response, directly answering such question or questions within fourteen (14) days after the receipt of such letter by the General Partners.

         9.05 DEALING WITH THE PARTNERSHIP. The Partners, and any Affiliates, shall have the right to contract or otherwise deal with the Partnership for the sale or lease of property, the rendition of services and other purposes, and to receive payments and fees from the Partnership in connection therewith as the General Partners shall determine, provided, however, that such payments or fees are disclosed and are on an arms-length basis and on terms comparable to the payments or fees that would be paid to unrelated Persons providing the same property, goods or services to the Partnership.

         9.06 DISPUTE RESOLUTION. Subsequent to the execution of this Agreement by the Partners, all claims, disputes, differences, controversies and questions which may arise concerning the matters and obligations set forth in this Agreement, or for the construction or application of this Agreement, or concerning any liabilities created hereunder, or any act or omission of any Partner, shall be resolved in the following manner and order; provided, however, this Section shall not limit the right of any Partner to seek temporary injunctive relief where an unacceptable interim period may exist between the time of the dispute and the earliest time at which arbitration can be commenced.

                  a. The Partners shall consult and negotiate with each other, in good faith, and, recognizing their mutual interest, attempt to reach a just and equitable solution satisfactory to all the Partners. In the event the Partners do not reach such solution within a period of thirty (30) days, then upon Notice by a Partner to the other Partners, such dispute shall be submitted to mediation.

                  b. The Partners shall then try in good faith to settle the dispute by mediation in the State under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. In the event the Partners do not reach such solution within a period of thirty (30) days, then upon Notice by a Partner to the other Partners, such dispute shall be submitted to binding arbitration.


                  c. The dispute shall then be settled by binding arbitration in the State in accordance with the applicable rules of the American Arbitration Association and judgment upon the award rendered may be entered into any court having jurisdiction thereof.


                  d. The prevailing Partners shall be entitled to their costs including reasonable attorney fees.

         9.07 AMENDMENTS TO AGREEMENT. In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partners as follows:

                  a. WITHOUT CONSENT OF LIMITED PARTNERS. Without the consent of the Limited Partners: (1) to add to the representations, duties or obligations of the General Partners or to surrender any right or power granted to the General Partners herein, for the benefit of the Limited Partners; (2) to correct any error or resolve any ambiguity in or inconsistency among any of the provisions hereof, or to make any other provision with respect to matters or questions arising under this Agreement that is not inconsistent with the provisions of this Agreement; (3) to delete or add any provision of this Agreement required to be so deleted or added by any governmental authority for the benefit or protection of the Limited Partners; (4) to change the name of the Partnership, if such change is necessary to protect the limited liability of the Limited Partners or to comply with applicable federal or state law or the rules or regulations of any governmental agency; and (5) to the extent allowed by law, to amend this Agreement and any Certificate so long as no Limited Partner is materially and adversely affected or consent is given by the Limited Partners.

                  b. WITH CONSENT OF AFFECTED PARTNERS. Notwithstanding any other provision of this Agreement, this Agreement may not be amended without the consent of the Partner or Partners to be adversely affected by any amendment to this Agreement: (1) to convert a Limited Partner's Interest into a General Partner's Interest; (2) to modify the limited liability of a Limited Partner;
(3) to alter the Interest of a Partner in income, gain, losses, deductions, credits or distributions, unless specifically provided for herein; (4) to increase, add or alter any obligation of any Partner; or (5) to materially and adversely affect any Partner's Interest.

                  c. AFTER CHANGE OF LAW. Without the consent of the Limited Partners if there occurs any change of law that permits or requires an amendment of this Agreement or of any other Partnership document under applicable law, so long as no Partner is adversely affected or consent is given by such Partner that is adversely affected.

                  d. RECORDING OF AMENDMENTS. In the event any amendments are made to this Agreement or any other Partnership documents, there shall be prepared and filed for recordation by the General Partners such documents and Certificates as shall be required to be prepared and filed under the laws of the State. Within ten (10) days after the request by the General Partners, the Limited Partners shall execute an amended Certificate and such other documents and instruments as may be required for the valid formation, continuance and existence of the Partnership as a limited partnership.

                                   SECTION 10

                                    TRANSFERS

         10.01 RESTRICTIONS ON TRANSFERS. The Interests represented by this Agreement have not been registered under any securities laws and the transferability of such Interests is restricted. Such Interests may not be Transferred, nor will any assignee be recognized as having acquired any such Interests by the Partnership for any purposes, unless (1) a registration statement under the Securities Act of 1933, as amended, with respect to such Interests shall then be in effect and such Transfer has been qualified under all applicable securities laws of State, or (2) the availability of an exemption from such registration and qualification shall be established to the satisfaction of counsel to the Partnership. The Interests represented by this Agreement are subject to further restrictions as to their Transfer as set forth in this Agreement and agreed to by each Partner. Said restrictions provide, among other things, that no assignee of an Interest shall have the right to become a Limited Partner without the written consent of the General Partners, which consent may be given or withheld in the sole and absolute discretion of the General Partners.

         10.02 PERMITTED TRANSFERS. A Partner may only Transfer all or any portion of such Partner's Interest with the written consent of the General Partners, which consent may be given or withheld in the sole and absolute discretion of the General Partners; provided, however, the assignor Limited Partner shall not be released from any of such assignor Limited Partner's liability to the Partnership pursuant to this Agreement and shall continue to be bound by the provisions of this Agreement; provided, further, however, a Transfer shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

                  a. The transferor and transferee shall execute and deliver to the Partnership such documents including, without limitation, amendments to the Certificate, and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to become a party to this Agreement and to be bound by the provisions of this Agreement. In the case of a Transfer by death or involuntarily by operation of law, the Transfer shall be confirmed by evidence to the Partnership of such Transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor or transferee for all reasonable expenses including, but not limited to, legal, filing, accounting and publication expenses that the Partnership reasonably incurs in connection with the admission of the transferee as a Partner.


                  b. The transferor shall furnish to the Partnership a written opinion of qualified counsel, which counsel and opinion shall be satisfactory to the Partnership, that the Transfer:

                           1.       Will not cause the Partnership to terminate
for federal income tax purposes;

                           2.       Is exempt from all applicable registration
requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities; or such Interest shall be registered under the Securities Act of 1933, as amended, and any applicable securities laws of the State, at the expense of transferee or transferor;


                           3.       Will not cause the Partnership to be deemed
to be an "investment company" under the Investment Company Act of 1940; and


                           4.       For federal income tax purposes, will cause
the Partnership to be taxed as a partnership and the Partnership will not be taxed as an association taxable as a corporation.

         10.03 PROHIBITED TRANSFERS. Except as otherwise permitted by this Agreement, no Partner shall have the right to voluntarily Transfer to any Person such Partner's Interest, or any part thereof, without the prior written approval of a majority in interest of the General Partners and any voluntary purported Transfer of an Interest that is not a Permitted Transfer shall be null and void ab initio and no force or effect whatever; provided, however, if the Partnership is required to recognize a Transfer that is not a Permitted Transfer, or if the General Partner elects to recognize a Transfer that is not a Permitted Transfer, the Interest transferred shall be limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Interests, which allocations and distributions may be applied, without limiting any other legal or equitable rights of the Partnership, to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Interests may have to the Partnership. The parties engaging or attempting to engage in a Transfer or attempted Transfer of Interest that is not a Permitted Transfer shall be liable to indemnify and hold harmless the Partnership from all costs, liability and damages, including, without limitations, incremental tax liability, attorney's fees and expenses as a result of such Transfer or attempted Transfer.

         10.04 PLEDGE OF INTEREST. No Partner shall have any right to pledge, encumber or otherwise create a security interest in such Partner's Interest to secure the payment of any indebtedness without the prior written approval of a majority in interest of the General Partners, and any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Section.

         10.05 RIGHTS OF CREDITOR. On application to a court of competent jurisdiction by any judgment creditor of a Partner, the court may charge the Interest of such Partner with payment of the unsatisfied amount of the judgment with interest thereon. To the extent so charged, the judgment creditor shall have only the rights of an assignee of the Interest to receive, to the extent assigned, only the distributions to which the assignor Partner would be entitled. This provision shall not deprive any Partner of the benefit of any exemption laws applicable to such Partner's Interest.

         10.06    RIGHTS OF ASSIGNEE.

                  a. An assignee of an Interest, including an assignee of a General Partner, shall have no right to become a Limited Partner unless a majority in interest of the General Partners, consents in writing; provided, however, in the event there is no General Partner, then and in that event all of the Limited Partners must consent in writing.


                  b. An assignee who has become a Limited Partner has, to the extent assigned, the rights and powers and is subject to the restrictions and liabilities of a Limited Partner under this Agreement and the laws of the State. An assignee who becomes a Limited Partner also is liable for the obligations of the assignor to make and return Contributions as provided in this Agreement; provided, however, such assignee shall not be obligated for liabilities unknown to the assignee at the time such assignee became a Limited Partner.

                  c. If an assignee of an Interest becomes a Limited Partner, the assignor is not released from the assignor's liability to the Partnership pursuant to this Agreement.


                  d. An assignee who is not admitted as a Limited Partner shall be entitled only to allocations and distributions with respect to such Interests in accordance with the Agreement, and shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership and shall not have any of the rights of a General Partner or a Limited Partner under this Agreement or the laws of the State.

         10.07 POWER OF ESTATE. In the event that a Partner who is an individual dies or a court of competent jurisdiction adjudges such Partner to be incompetent to manage such Partner's person or such Partner's property, then and in that event such Partner' Representative may exercise all such Partner's rights for the purpose of settling such Partner's estate or administering such Partner's property, including any power such Partner had to give an assignee the right to become a Limited Partner. In the event that a Partner is a corporation, trust or other entity that is dissolved or terminated, then and in that event the powers of such Partner may be exercised by such Partner's legal representative or successor.

         10.08 ADMISSION OF ASSIGNEE AS A LIMITED PARTNER. Subject to the other provisions of this Section, a transferee of Interests may be admitted to the Partnership as Limited Partner only upon: (1) the consent of a majority in interest of the General Partners to such admission, which consent may be given or withheld in the sole and absolute discretion of the General Partners; and (2) the Interest, with respect to which the transferee is being admitted, satisfying the requirements set forth hereinabove for a Permitted Transfer.

         10.09 REQUIREMENTS. The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial federal income tax basis in the Interest transferred and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other required information statements or returns. The Partnership shall not make any distribution otherwise provided for in this Agreement with respect to any Transferred Interest until the Partnership has received such information.

         10.10 ALLOCATIONS AND DISTRIBUTIONS. In the event that any Partner Transfers such Partner's Interest in compliance with this Section, such Interest's distributive share of

Net Profits and Net Losses for the tax year including such Transfer shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such tax year in accordance with Code
Section 706(d), using any method permitted by law and selected by the General Partners. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. The transferor Partner shall be required to reimburse the Partnership for any expenses incurred in determining the distributive share of the transferor Partner. Neither the Partnership nor the General Partners shall incur any liability for making allocations and distributions in accordance with the provisions of this Section, whether or not the General Partners or the Partnership has knowledge of any Transfer of any Interest.

         10.11 TRANSFER EXPENSES. Prior to the effective date of any Permitted Transfer, any Partner who transfers all or any portion of such Partner's Interest shall pay to the Partnership an amount equal to the expenses incurred by the Partnership, the other Partners, and their Affiliates, employees, agents, successors and assigns in connection with such Transfer, including, without limitation, the expense of reviewing or obtaining any necessary legal opinions, any attorneys' fees and expenses, the expense of preparing any amended Certificates and amendments to this Agreement and any other documentation, and recording fees, postage, telephone and other miscellaneous expenses.

         10.12 BASIS ADJUSTMENT. In the event of a Transfer of an Interest, or on the death of any Partner, or in the event of the distribution of Property to any Partner, the Partnership shall file an election, if requested by any Partner, in accordance with applicable Regulations, to cause the basis of the Property to be adjusted for federal income tax purposes as provided in Code Sections 734, 743 and 754 and such Partner requesting the election shall bear all costs associated therewith.

         10.13 BUY AND SELL AGREEMENT. In the event that a written Buy and Sell Agreement has been executed by all of the Partners, the terms of such Agreement shall control over the provisions of this Section and this Agreement.

         10.14 DEFAULTING LIMITED PARTNER. The General Partners may elect, at any time the General Partners determine such competitive activity is not in the best interests of the Partnership, or in violation of the provisions of those certain written agreements entitled Distributor Agreement, dated March 7, 1997 and Entity Interest Agreement, dated March 7, 1997, such determination being in the sole discretion of a majority in interest of the General

Partners, to treat a breach of Section 6.03 as a default. Such election by the General Partners shall be made by giving Notice to Defaulting Limited Partner of such default. The Defaulting Limited Partner's Interest shall be purchased in accordance with Section 10.15.

         10.15 WITHDRAWING PARTNER. All withdrawing Limited Partners' Interest, other than Permitted Transfers, shall be purchased in accordance with this Section 10.15. The General Partners shall purchase the Interest of such withdrawing Limited Partner for an amount equal to such withdrawing Limited Partner's share of the book value of the Partnership (Partnership's book value multiplied by such withdrawing Limited Partner's Net Profits Sharing Percentage), if any, which shall be the amount of such withdrawing Limited Partner's Capital Account as of the last day of the month immediately preceding the month in which the Notice of default is given. There shall be no adjustments to such purchase price, including, but not limited to, (1) goodwill, (2) unbooked appreciation of Property, and (3) depreciation deductions. The General Partners shall use their best efforts to admit a new Limited Partner in place of such withdrawing Limited Partner, provided, however, any such new Limited Partner shall be approved in writing by a Majority in Interest of Partners.

                                   SECTION 11

                         WITHDRAWAL OF GENERAL PARTNER

         11.01 EVENTS OF WITHDRAWAL. A General Partner shall cease to be a General Partner of the Partnership upon the happening of any of the following events:

                  a.       The Bankruptcy of such General Partner.

                  b. In the case of a natural person who is a General Partner, the death, Incapacity or Incompetence of such General Partner.

                  c. In the case of a General Partner that is a revocable grantor-type trust (revocable living trust), the death of the trustor, grantor or settlor, as described in Code Section 677, or in the event of joint grantors, trustors or settlors, upon the last to die of such grantors, trustors or settlors.

                  d. In the case of a General Partner that is a separate partnership, the liquidation, dissolution and commencement of winding up of such partnership.

                  e. In the case of a General Partner that is a corporation, the filing of a certificate of dissolution or its equivalent for the corporation or the revocation of the corporation's charter.

                  f. In the case of a General Partner who is acting as a General Partner by virtue of being a trustee of a trust, the termination of the trust, but not merely the substitution of a new trustee.

                  g. In the case of a General Partner that is an estate, the distribution by the fiduciary of the estate's entire Interest.

                  h. The involuntary Transfer by operation of law of such General Partner's Interest.

                  i. In the event there is a Continuing General Partner, then and in that event upon the approval of a written request of such General Partner to retire; provided, however, in the event there is no Continuing General Partner, then and in that event upon the agreement of all of the Limited Partners to approve a request by such General Partner to retire.

                  j. The written agreement of all other Partners to remove such General Partner after such General Partner has committed a material breach of this Agreement or such General Partner's representations and warranties hereunder, or committed any other act that would justify a decree of dissolution of the Partnership under the laws of the State.

         11.02 CONTINUANCE OF PARTNERSHIP. It is the intention of the Partners that the Partnership not dissolve as a result of the cessation of any General Partner's status as a General Partner; provided, however, that if it is determined by a court of competent jurisdiction that the Partnership has dissolved, the provisions of Section 12 shall govern. In the event there is a Continuing General Partner after the withdrawal of Withdrawing General Partner, then and in that event the Continuing General Partner shall continue the Partnership and shall give Notice to the Representative of the Withdrawing General Partner whether, in the sole and absolute discretion of Continuing General Partner, such Withdrawing General Partner's Interest shall be (1) that of an assignee or a Limited Partner and (2) purchased in accordance with Section 10.15; provided, however, in the event there is not a Continuing

General Partner after the withdrawal of Withdrawing General Partner, then and in that event the remaining Limited Partners may unanimously elect to continue the Partnership, pursuant to this Agreement, by selecting a new General Partner, provided that the Partnership obtains a written opinion of qualified tax counsel that the new Partnership will be taxed as a Partnership and will not be taxed as an association taxable as a corporation for federal income tax purposes and such new General Partner shall be deemed to be the Continuing General Partner.

         11.03 CONTINUED LIABILITY. If a General Partner ceases to be a General Partner for any reason, such Withdrawing General Partner shall continue to be liable as a General Partner for all liabilities and obligations of the Partnership existing at the time such General Partner ceases to be a General Partner, regardless of whether such liabilities and obligations were known or unknown, actual or contingent. Withdrawing General Partner shall not be liable as a General Partner for Partnership liabilities and obligations incurred by the Partnership after such General Partner ceases to be a General Partner, other than as any other Limited Partner or assignee and such loss shall be limited to the Capital Account of such Withdrawing General Partner. Any and all liabilities, obligations or damages to the Partnership of any General Partner who ceases to be a General Partner shall be collectible by any legal means and the Partnership is authorized, in addition to any other remedies, to apply any amounts otherwise distributable or payable by the Partnership to such Withdrawing General Partner to satisfy such Withdrawing General Partner's obligations or liabilities to the Partnership.

         11.04 DAMAGES. The Partnership may recover from the Withdrawing General Partner damages for breach of this Agreement and offset the damages against the amount otherwise distributable to such Withdrawing General Partner.

         11.05 OTHER INTERESTS. In the event that at the time a General Partner ceases to be a General Partner and such General Partner is also a Limited Partner, then and in that event such cessation shall not affect such General Partner's rights and obligations with respect to such Interests as a Limited Partner other than the Partnership's right of offset for damages as provided herein this Section.

         11.06 ASSIGNEE. In the event a General Partner ceases to be a General Partner without having transferred such General Partner's entire Interest as a General Partner, such General Partner shall be treated as an unadmitted transferee of an Interest and shall be an assignee, and not a Partner.

                                   SECTION 12

                           DISSOLUTION AND WINDING UP

         12.01 LIQUIDATING EVENTS. The Partnership shall not dissolve prior to the occurrence of a Liquidating Event. The Partnership shall terminate and shall dissolve and commence winding up its affairs upon the happening of the first to occur of the following Liquidating Events:

                  a. At the time specified in the Certificate, unless extended by written mutual agreement of all the Partners and an amended Certificate is filed.

                  b. The sale of all or substantially all of the Property; provided, however, in the event the Property shall consist primarily of cash or other liquid assets, then and in that event such future termination shall be at a date one month from and after the date of mailing of Notice by any Partner to the General Partners.

                  c. The written agreement of all Partners to dissolve, wind up and liquidate the Partnership.

                  d. The happening of any event that makes it unlawful or impossible to carry on the business of the Partnership.

                  e. The withdrawal or removal of a General Partner, the assignment by a General Partner of its entire Interest, or any other event that causes a General Partner to cease to be a General Partner under the laws of the State; provided, however, that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Agreement and (1) at the time of such event there is at least one other General Partner and that General Partner carries on the business of the Partnership, such remaining General Partner is hereby authorized to carry on the business of the Partnership, or (2) at the time of such event there is no other General Partner and within ninety (90) days after such event all remaining Limited Partners agree in writing to continue the business of the Partnership and to the appointment of one or more additional General Partners.

                  f. The entry of a decree of judicial dissolution by a court of competent jurisdiction whenever it is not reasonably practicable to carry on the business in conformity with the Agreement.

         12.02 WINDING UP. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purpose of winding up its affairs in an orderly manner and shall proceed as follows:

                  a. Obtain an accurate inventory of all Property and determine all liabilities.

                  b. Orderly sell the Property at the best prices obtainable as promptly as is consistent with obtaining the fair market value.

                  c. Liquidate all Partnership receivables as far as possible.

                  d. To the extent permitted by law, liquidate, pay and discharge all Partnership debts and liabilities owing to creditors, including Partners who are creditors, in the order of priority as provided by law.

                  e. Liquidate all Partnership liabilities owing to Partners in respect to distributions required to be made by the Partnership to the Partners.

                  f. Make the annual determination of the Net Profits and Net Losses and credit or charge the Capital Account of each Partner as provided for in this Agreement.

                  g. Establish adequate cash reserves, if necessary, for the payment of any unliquidated liability, as determined by the General Partners, provided that such withheld amounts shall be distributed to the Partners as soon as feasible.

                  h. Distribute the remaining cash and unsold Property pro rata in kind to the Partners in accordance with their respective positive balance in their respective Capital Account. Upon liquidation of the Partnership, or any Partner's Interest, liquidating distributions shall be made in accordance with the positive Capital Account balances of the Partners, as determined after taking into account all Capital Account adjustments for the Partnership tax year during which such liquidation occurs by the end of such tax year or, if later, within ninety (90) days after the date of such termination.

                  i. Provide Notice to each Partner and to all other appropriate Persons with whom the Partnership regularly conducts business, as determined in the discretion of the General Partner, within thirty (30) days of the Liquidating Event.

                  j. Execute and file any and all necessary instruments required to complete said termination, liquidation and dissolution in accordance with the laws of the State.

         12.03 COVENANTS AND OBLIGATIONS. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Partnership's business and affairs. All covenants and obligations in this Agreement shall continue in full force and effect until such time as all of the Property has been distributed pursuant to this Section and the Certificate has been cancelled.

         12.04 LIQUIDATING AGENT. Upon dissolution of the Partnership, the General Partners, who have not wrongly triggered the Liquidating Event, shall wind up the affairs of the Partnership and liquidate the Partnership; provided, however, in the event there is no remaining General Partner that has not wrongfully triggered the Liquidating Event, then and in that event the Majority in Interest of Limited Partners may act in liquidation of the Partnership and elect or appoint any Person to be the liquidating agent.

         12.05 DEEMED LIQUIDATION. In the event the Partnership is deemed liquidated for federal income tax purposes within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g):

                  a. In the event no Liquidating Event has occurred, then and in that event the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. For federal income tax purposes only, the Partnership shall be deemed to have distributed the Property in kind to the Partners who shall be deemed to have assumed and taken the Property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts and if any General Partner's Capital Account has a deficit balance, after giving effect to all contributions, distributions and allocations for all tax years, including the tax year during which such deemed liquidation occurs, such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-l(b)(2)(ii)(b)(3). The Partners shall be deemed to have immediately thereafter recontributed the Property in kind to the Partnership, and the Partnership shall be deemed to have assumed and taken the Property subject to all such liabilities.

                  b. In the event a Liquidating Event has occurred, then and in that event all distributions shall be made pursuant to this Section to the Partners who have positive Capital Accounts in compliance with Regulations
Section 1.704-l(b)(2)(ii)(b)(2), and if any General Partner's Capital Account has a deficit balance, after giving effect to all contributions, distributions and allocations for all tax years, including the tax year during which such liquidation occurs, such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-l(b)(2)(ii)(b)(3). If any Limited Partner has a deficit balance in such Limited Partner's Capital Account, after giving effect to all contributions, distributions and allocations for all tax years, including the tax year during which such liquidation occurs, such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

                                   SECTION 13

                                OTHER PROVISIONS

         13.01 ACKNOWLEDGEMENTS. Each Partner to this Agreement hereby acknowledges receipt of a fully executed copy of this Agreement and further acknowledges careful review of the representations, terms and conditions contained herein.

         13.02 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the General Partners, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

         13.03    AMENDMENTS. Unless specifically provided otherwise in this

Agreement, this Agreement can be amended, terminated, rescinded, modified or supplemented only by a written document executed by all of the Partners. Any purported oral amendment, termination, rescission, modification or supplement shall be void.

         13.04 APPLICABLE LAW. The terms and provisions of this Agreement and any dispute arising hereunder shall be construed by and governed by the laws of the State of Texas, without giving effect to the conflicts of laws provisions therein, regardless of where the Agreement is executed. Subject to the dispute resolution provisions herein, the courts of the State of Texas shall have the sole and exclusive jurisdiction in any case or controversy arising under this Agreement or by reason of this Agreement.

         13.05 ASSIGNMENT. No Partner shall have the power or right to assign their respective duties and obligations hereunder unless such assignment is specifically provided otherwise in this Agreement.

         13.06 CONFIDENTIALITY. This is a confidential agreement among the Partners. This Agreement shall not be filed of record with any city, county, state or federal authority and the terms and conditions of this Agreement, including, but not limited to, the identity of the Partners, shall be confidential and shall not be disclosed to any other Person without the prior written consent of the General Partners, except to the extent specifically provided otherwise in this Agreement or required by applicable laws. The Partners agree that no press release regarding this transaction will be issued and no information regarding this transaction will be given to the news media.

         13.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had executed the same document. All counterparts shall be construed together and shall constitute one agreement.

         13.08 ENTIRE AGREEMENT. This Agreement is the entire agreement of the Partners. There are no promises, representations, considerations, conditions, understandings or agreements other than as expressly stated herein.

         13.09 EXHIBITS. All Exhibits attached hereto, and any authorized and duly executed amended Exhibits, are made a part hereof by reference and are hereby incorporated into this Agreement as though fully rewritten herein at length.

         13.10 EXPENSES, COSTS AND ATTORNEY'S FEES. In any legal action or arbitration between the Partners to enforce any of the terms of this Agreement, or to settle any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, the prevailing Partner or Partners shall be entitled to recover expenses and costs, including reasonable attorney's fees from the Partner who unreasonably fails to perform any covenant of this Agreement.

         13.11 HEADINGS. The descriptive section headings contained herein are for convenience only and are not intended to describe, interpret, include or conclusively define all the subject matter in the sections accompanying such headings and such headings should not be resorted to for interpretation of this Agreement.

         13.12 INTERPRETATION. All words used herein shall be interpreted as singular or plural as the context may require. All pronouns, and any variations thereof, used herein shall be interpreted as masculine, feminine or neuter as the context may require.

         13.13 NAME. The name "U.S. Lithotripsy, L.P." and any derivative thereof, shall be owned by U.S. Lithotripsy, L.P., and the Partnership shall have the exclusive right to use such name of the Partnership at no cost until the Partnership receives Notice that it can no longer use such name.

         13.14 PARTITION. No Partner shall have any right to partition any Property, or Property hereinafter acquired by the Partnership, nor shall any Partner have any right to any specific Property upon liquidation, dissolution or winding up. The execution of this Agreement shall constitute a waiver of any and all rights to partition that the Partners would otherwise have.

         13.15 PREAMBLE CLAUSES. All representations, statements and conditions set forth in the preamble clauses of this Agreement are hereby incorporated into this Agreement as though fully rewritten herein at length.

         13.16 SEVERABILITY. If any term, condition or portion of this Agreement shall be held to be void, invalid or unenforceable, for any reason whatsoever, the balance thereof shall nevertheless be carried into effect.

         13.17 SPECIFIC PERFORMANCE. Each Partner agrees with the other Partners that the other Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Unless specifically provided otherwise in this Agreement, it is agreed that, in addition to any other remedy to which the nonbreaching Partners may be entitled, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the State having jurisdiction thereof.

         13.18 SUCCESSORS IN INTEREST. This Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective heirs, legatees, legal representative, personal representatives, administrators, successors, trustees and permitted assigns.

         13.19 SURVIVAL. The covenants, representations end warranties of the Partners set forth herein will be effective on the date hereof and shall survive the execution of this Agreement.

         13.20 TERMINATION. This Agreement shall cease and terminate upon the earlier of (1) in accordance with the terms and conditions specifically provided in this Agreement, or (2) the mutual agreement by all of the Partners evidenced by an executed written agreement.

         13.21    TIME. Time is of the essence with respect to this Agreement.

                                   SECTION 14

                                 DEFINED TERMS

         Wherever used in this Agreement, the following capitalized terms, or derivatives thereof, shall have the respective meanings set forth below, unless specifically provided otherwise in this Agreement:

         "Accountant". The certified public accountant, accountant or accounting firm which the General Partners employ on the behalf of the Partnership for accounting and the preparation of financial statements and income tax returns.

         "Affiliate". With respect to any Person: (1) any Person directly or indirectly controlling, controlled by or under common control with another Person; (2) any Person owning or controlling ten percent (10%) or more of the outstanding voting interest of such Person; (3) any officer, director or general partner of such Person; or (4) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (1) through (3) of this sentence. The term "controls," and any derivative thereof, for the purpose of this defined term, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract or otherwise.

         "Agreed Value". The fair market value of property contributed to the Partnership by a Partner as such contributing Partner's Initial Capital Contribution. The Agreed Value shall be the financial basis of such property and shall be contributed in accordance with Code Section 704(c). In the event subsequent additional Capital Contributions are made, then the fair market value shall be agreed upon by all the Partners in writing. The Agreed Value of any Property distributed to any Partner shall be adjusted to equal the fair market value of such Property on the date of distribution as determined by the distributee and the General Partners, provided, however, the determination of the fair market value of such Property shall require the written consent of a Majority in Interests of the Partners.

         "Agreement". This Limited Partnership Agreement, and any subsequent amendments thereto.

         "Bankruptcy". As to any Person, a voluntary bankruptcy or an involuntary bankruptcy. Voluntary bankruptcy means the inability to such Person to pay such Person's debts as such debts become due, or an admission in writing by such Person of such Person's inability to pay its debts or a general assignment by such Person for the benefit of creditors; the filing of any voluntary petition or answer by such Person seeking to adjudicate such Person a bankrupt or insolvent, or seeking for such any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or such Person debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of such Person's property; or corporate action taken by such Person to authorize any of the actions set forth above. Involuntary bankruptcy means without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization of any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety
(90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, which order shall not be dismissed within sixty (60) days.

         "Capital Account". With respect to any Partner, as of any particular date, the account established and maintained for such Partner, which shall consist of such Partner's Initial Capital Contribution, increased by (1) such Partner's distributive share of Net Profits and (2) any additional Capital Contributions, and reduced by (1) such Partner's distributive share of Net Losses and (2) the amount of cash and any other Property actually distributed to such Partner, as reflected on the books and records of the Partnership. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partners may make such modification, provided that such modification will not, more likely than not, have a material effect on the amounts distributed to any Partner upon the dissolution of the Partnership. The General Partners shall (1) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership Capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(g), and (2) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b).

         "Capital Contribution". With respect to any Partner, as of any particular date, the Initial Capital Contribution and any subsequent additional Capital Contributions of cash, property, services rendered or promissory note, or other binding obligation to contribute cash or property, or to perform services, which a Partner contributes to the Partnership by such Partner in his capacity as a Partner.

         "Cash Flow From Capital Transactions". The Partnership cash funds realized from capital transactions, but after deducting cash funds used to pay other expenses, debt payments, capital improvements and replacements, and less all amounts set aside to create or restore reserves, as determined in the sole discretion of the General Partners.

         "Certificate". The Certificate of Limited Partnership required to be filed with the State in order to form a limited partnership, and shall include the Certificate as amended or restated.

         "Code". The Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

         "Continuing General Partner". The General Partner or General Partners remaining or selected in accordance with Section 11, as the case may be, after the Withdrawal of Withdrawing General Partner.

         "Death of A Limited Partner". This term shall include: (1) the death of any individual Limited Partner; (2) the loss of the State corporate charter in the event of a corporate Limited Partner, or the order of dissolution by a Court of competent jurisdiction or by any recognized process of dissolution as provided by the laws of the State; (3) the termination of any trust which is, or should become, a Limited Partner where the beneficiary does not elect to become a Limited Partner; (4) the death of the trustor, grantor or settlor, as described in Code Section 677, of any revocable or grantor-type trust which is, or should become, a Limited Partner, or in the event of joint grantors, trustors or settlers, upon the last to die of such joint grantors, trustors or settlors; and (5) the liquidation and dissolution of a partnership which is, or should become, a Limited Partner where the Partners do not elect to become Limited Partners.

         "Defaulting Limited Partner". Any Limited Partner determined, in the sole discretion of the General Partners, to be in breach of Section 6.03 which breach shall trigger the provisions of Section 10.14 when Notice is given to such Limited Partner.

         "Equipment. The recently designed LithoTron(TM) lithotripter machine manufactured in Switzerland, or other similar equipment.

         "Exhibit A". The exhibit attached to this Agreement and designated "Exhibit A", or any authorized and duly executed amended Exhibit A, as the case may be, then in force.

         "General Partner". The General Partner or the General Partners, as the case may be, named in the Certificate as a General Partner, and such Persons who have subsequently become a General Partner pursuant to the terms of this Agreement. In the event the Partnership should have more than one General Partner at any given time, then the term General Partner shall mean the Majority in Interest of such General Partners unless otherwise indicated.

         "Incapacity". When referring to a General Partner, any General Partner that is a natural person who is totally physically or mentally unable to perform any services, a permanent disability, to the Partnership.

         "Incompetence". When referring to a General Partner, any General Partner that is a natural person who has been judicially declared to be mentally incompetent, or who has had a guardian or conservator appointed for him or his property.

         "Initial Capital Contributions. The initial property contributed to the Partnership by each Partner upon the execution of this Agreement. The nature and method of such contribution shall be separately set forth in the books and records of the Partnership.

         "Initial Partnership Capital". The sum of the Initial Capital Contributions to the Partnership by tall of he Partners as set forth in the books and records of the Partnership.

         "Initial Partnership Capital Interest". As to each Partner, the percentage of Initial Partnership Capital in the Partnership to which each respective Partner is entitled, as set forth in the books and records of the Partnership, which is determined by dividing such Partner's Initial Capital Contribution by the Initial Partnership Capital.

         "Interest". All interests owned by a Partner in the Partnership, including but not limited to, such Partner's Capital Account, Net Profits Sharing Percentage, Net Losses Sharing Percentage, the right to receive distributions of Property, etc.

         "Limited Partner". The Limited Partner or Limited Partners, as the case may be, as set forth in Exhibit A.

         "LithoTron(TM) Lithotripter". The recently designed LithoTron(TM) lithotripter machine manufactured in Switzerland.

         "Liquidating Event". Such an event as defined in Section 12.01.

         "Majority in Interest of General Partners". One or more General Partners who, at the time, are entitled to an aggregate of more than fifty percent (50%) of the Net Profits Sharing Percentages of the Partnership then allocable to the General Partners.

         "Majority in Interest of Limited Partners". One or more Limited Partners who, at the time, are entitled to an aggregate of more than fifty percent (50%) of the Net Profits Sharing Percentages of the Partnership then allocable to the Limited Partners.

         "Majority in Interest of Partners". Partners who, at the time, are entitled to an aggregate of more than fifty percent (50%) of the Net Profits Sharing Percentages of the Partnership then allocable to the Partners.

         "Managing Partner". In the event the Partnership has more than one General Partner, then and in that event the Majority in Interest of General Partners may appoint a General Partner as the Managing Partner. A Notice of appointment of Managing Partner signed by the General Partners shall be sent to all Partners to effect such appointment. The Managing Partner may be similarly removed by the Majority in Interest of General Partners. A new Managing Partner may be similarly appointed by the Majority in Interest of General Partners.

         "Net Losses". The Partnership loss as reflected on the annual U.S. Partnership Return of Income (Form 1065).

         "Net Losses Sharing Percentages". The percentages set forth in Exhibit A that the Partners shall share in the Net Losses of the Partnership.

         "Net Profits". The Partnership income as reflected on the annual U.S. Partnership Return of Income (Form 1065).

         "Net Profits Sharing Percentages". The percentages set forth in Exhibit A that the Partners shall share in the Net Profits of the Partnership.

         "Notice". Any notice or other communication required to be given under this Agreement to any Partner shall be in writing and sent by certified mail, return receipt requested, or by overnight courier addressed to such Partner at such Partner's last known address, as reflected by the records of the Partnership. Such notice or other communication shall be deemed to have been given, delivered and received upon the earlier of (1) the expiration of seventy-two (72) hours after such mailing or (2) actual receipt.

         "Operating Cash Flow". The ordinary income (loss) of the Partnership as determined annually for the U.S. Partnership Return of Income (Form 1065) and as reflected on the books and records of the Partnership at the close of each Partnership accounting year, subject to the following additions and subtractions:

                  a. Add thereto: (1) the amount of depreciation deductions taken in computing such ordinary income (loss); and (2) all non-taxable receipts of the Partnership (excluding Capital Contributions and the proceeds of any mortgages, or of any other Partnership obligations or loans, security deposits, or net casualty proceeds, to the extent used to finance capital improvements or replacements);

                  b. Subtract therefrom: (1) payments upon the principal of any mortgages on Property; (2) expenditures for the acquisition of Property and for capital improvements or replacements (except to the extent financed through Capital Contributions, mortgages on Property or any other Partnership obligations or reserves previously set aside by the General Partners for such purposes); and (3) such reserves for capital improvements, replacements and for repairs, and to meet anticipated expenses as the General Partners shall deem to be reasonably necessary in the efficient conduct of the Partnership business; and

                  c. Add thereto: any other funds (including amounts previously set aside as reserves by the General Partners, where and to the extent the General Partners no longer regard such reserves to be reasonably necessary in the efficient conduct of the

Partnership business, but not including amounts arising from the sale of Property) deemed available for distribution and designated as Operating Cash Flow by the General Partners.

         "Partners". All General Partners and Limited Partners collectively. "Partner" means any one of the Partners and shall include the Representatives of an Incapacitated, Incompetent, deceased or Bankrupt Partner; and in case a trust should be, or later become, a Partner, the term "Partner" shall mean the trust as such and not any of the trustees thereof.

         "Partnership". The limited partnership created and governed by this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

         "Partnership Capital". On any given date, the sum total of all Partners' Initial Capital Contributions, increased by (1) the Partnership's Net Profits and (2) any additional Capital Contributions and decreased bail (a) the Partnership's Net Losses and (b) distributions to all Partners, as reflected on the books and records of the Partnership.

         "Permitted Transfer". A Transfer of an Interest as permitted by Section 10.02.

         "Person". Any natural person, general partnership, limited partnership, joint venture, trust, estate, association, corporation, limited liability company, or other legal entity.

         "Property". All, or a part of, the assets, funds, real property and personal property, owned by the Partnership.

         "Regulations". The Treasury Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time, and including corresponding provisions of succeeding regulations.

         "Representative". The legal representative, personal representative, executor, administrator, successor, trustee guardian, conservator or assign of a Partner, or the authorized officers of a corporate Partner, if applicable, as the facts dictate and the context of a paragraph may require.

         "State". The State of Texas.

         "Transfer". The sale, purchase, assignment, transfer, hypothecation gift, pledge, exchange, or any disposition of all or any part of an Interest by a Partner to any Person.

         "Withdrawing General Partner". That General Partner, or the heirs, successors, assigns, beneficiaries, shareholders or partners of a General Partner, as the facts dictate and the context may require, who ceases to be a General Partner due to the occurrence of any event set forth in Section 11.01 or any Liquidating Event as set forth in this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                 "General Partners"

                                 By: Litho Management, Inc.
                                     a Texas corporation,
                                     as general partner,

                                     By: /s/ Steven K. House
                                         -------------------------------
                                         Steven K. House, President

                                 By: HealthTronics, Inc.,
                                     a Georgia corporation,
                                     as general partner,

                                     By: /s/ Roy S. Brown
                                         -------------------------------
                                         Roy S. Brown, President

                                    "Limited Partners"


                                    /s/ Roy S. Brown
                                    --------------------------------
                                    HealthTronics, Inc.
                                    a Georgia corporation
                                    By: Roy S. Brown, President


                                    /s/ John M. House, M.D.
                                    --------------------------------
                                    John M. House, M.D.
                                    an individual


                                    /s/ Scott Spoerl
                                    --------------------------------
                                    Scott Spoerl
                                    an individual


                                    /s/ H. Patterson Hezmall
                                    --------------------------------
                                    H. Patterson Hezmall, M.D.
                                    an individual


                                    /s/ David Ellis
                                    --------------------------------
                                    David Ellis, M.D.
                                    an individual

         On this 1st, day of April, 1997, the undersigned acknowledged the foregoing to be the schedule referred to in the Limited Partnership Agreement of U.S. Lithotripsy, L.P.

                                    "General Partners"

                                By: Litho Management, Inc.,
                                     a Texas corporation,
                                     as general partner,


                                By: Steven K. House
                                    --------------------------------------
                                    Steven K. House, President


                                By: HealthTronics, Inc.,
                                    a Georgia corporation,
                                    a general partner,


                                    By: /s/ Roy S. Brown
                                        ----------------------------------
                                       Roy S. Brown, President


                                           "Limited Partners"


                                    /s/ Roy S. Brown
                                    --------------------------------------
                                        HealthTronics, Inc.
                                      a Georgia corporation
                                      By: Roy S. Brown, President


                                    /s/ John M. House
                                    --------------------------------------
                                      John M. House, MD.
                                         an individual


                                     /s/ Scott Spoerl
                                    --------------------------------------
                                          Scott Spoerl
                                          an individual


                                    /s/ H. Patterson Hezmall
                                    --------------------------------------
                                       H. Patterson Hezmall
                                           an individual


                                      /s/ David Ellis, M.D.
                                    --------------------------------------
                                          David Ellis, M.D.
                                           an individual